Exhibit 99.1

HEARTWARE INTERNATIONAL EXPANDS INTELLECTUAL PROPERTY AND

TECHNOLOGY PORTFOLIO THROUGH DEFINITIVE AGREEMENT TO ACQUIRE

WORLD HEART CORPORATION FOR US$8 MILLION

Framingham, Mass. and Salt Lake City, Utah, March 29, 2012 – HeartWare International, Inc. (NASDAQ: HTWR, ASX: HIN), which develops and manufactures miniaturized ventricular assist devices, and World Heart Corporation (NASDAQ: WHRT), which has been engaged in the development of left ventricular assist devices, announced today that they have entered into a definitive merger agreement under which HeartWare will acquire WorldHeart for consideration of US$8 million, which will be paid in shares of HeartWare common stock or cash, at HeartWare’s election.

“WorldHeart has been an important participant in the development of ventricular assist therapies for many years and has amassed over one hundred patents and patent applications. In line with our goal to be a leader in the VAD market for years to come, we believe that bolstering our patent portfolio and adding WorldHeart’s technologies broadens our options for the future,” said Doug Godshall, President and CEO of HeartWare. “While we are intensely focused on the FDA panel for our HVAD® System next month, and commencement of first-in-man studies for our MVAD® System mid-year, we look forward to integrating WorldHeart’s technologies and members of its talented team into our research efforts.”

J. Alex Martin, WorldHeart’s President and CEO, added, “We are excited to see the MiFlow™ VAD and related magnetic levitation technology placed in the hands of an experienced and innovative company like HeartWare. We are confident that the WorldHeart technology will broaden and complement HeartWare’s product and IP portfolio.”

Under the merger agreement, each share of WorldHeart common stock will either be converted into the right to receive the number of shares of HeartWare common stock equal to the quotient determined by dividing per share merger consideration by the average of the per share closing prices of HeartWare common stock on NASDAQ during the ten consecutive trading days ending on (and including) the trading day that is one calendar day prior to the date of the closing of the transaction or cash equal to the per share merger consideration at HeartWare’s election. The per share merger consideration will be determined by dividing $8 million by the number of shares of WorldHeart common stock outstanding on a fully diluted basis (excluding out of the money options and warrants and warrants subject to a put right), or approximately $0.29 per share at today’s fully diluted World Heart common stock outstanding. The boards of directors of both companies have approved the transaction. The transaction is subject to the approval of WorldHeart’s stockholders and satisfaction of other customary closing conditions. HeartWare stockholder approval is not required.

In connection with the merger, certain stockholders of WorldHeart have entered into voting agreements with HeartWare pursuant to which they have agreed to vote a certain number of their shares of WorldHeart common stock in favor of the merger at the WorldHeart stockholders’ meeting.

Upon the closing of the transaction, which is expected within approximately 90 days, WorldHeart’s operations will be integrated into those of HeartWare.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare System in the European Union and TGA approval in Australia. The device is currently the subject of United States clinical trials for two indications: bridge-to-transplant and destination therapy. For additional information, please visit www.heartware.com.

About WorldHeart

WorldHeart is a developer of mechanical circulatory support systems based in Salt Lake City, Utah. WorldHeart’s registered office is in Delaware, USA.

Use of Forward-Looking Statements

Statements contained in this Report, including regarding the upcoming FDA panel review of HeartWare’s Premarket Approval application, statements regarding the benefits of the transaction and statements about the expected timing of the transaction may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are generally identifiable by the use of the words “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans”, “target”, “goal” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on the current expectations, estimates, forecasts and projections of HeartWare and WorldHeart. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: economic, business, competitive, and/or regulatory factors affecting the businesses of HeartWare and WorldHeart generally, including those set forth in the filings of HeartWare and WorldHeart with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. HeartWare and WorldHeart undertake no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Additional Information and Where You Can Find It

HeartWare will file a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition and WorldHeart will file a proxy statement and other documents concerning the acquisition, in each case with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by HeartWare and WorldHeart with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents may also be obtained for free by contacting HeartWare Investor Relations by e-mail at enquiries@heartware.com.au or by telephone at 781.739.0864 or by contacting WorldHeart Investor Relations by e-mail at investors@worldheart.com or by telephone at 801.355.6255.

HeartWare, WorldHeart and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in HeartWare of its directors and executive officers is set forth in HeartWare’s statement for its 2011 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to HeartWare’s Investors page on its corporate web site at www.heartware.com. Information concerning WorldHeart’s directors and executive officers is set forth in WorldHeart’s proxy statement for its 2011 Annual Meeting of Shareholders, which was filed with the SEC on May 2, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to WorldHeart’s Investors page on its corporate web site at www.worldheart.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of HeartWare stockholders or WorldHeart shareholders, generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Contact Information

For HeartWare information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartwareinc.com

Phone: +1 508 739 0864

For WorldHeart information:

Morgan Brown

World Heart Corporation

Email: morgan.brown@worldheart.com

Phone: +1 801 303 4361

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